Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                        E COMMERCE MANAGEMENT AGREEMENT
                        -------------------------------

     THIS E - Commerce Agreement dated the 10th day of March, 1999 by and between Global Sports Interactive, Inc., a Pennsylvania corporation (hereinafter referred to as "GSI") with an address of 555 South Henderson Road, King of Prussia, PA 19406 and The Athlete's Foot Stores, Inc., a Pennsylvania corporation (hereinafter referred to as "Retailer") with an address of 1950 Vaughn Road, Kennesaw, Georgia, 30144.

                             W I T N E S S E T H:

     WHEREAS, GSI is in the business of creating and operating all aspects of an E-Commerce Shopping Experience, including servicing and fulfilling the on-line retail sales of selected merchants; and

     WHEREAS, Retailer desires to enter into an exclusive agreement with GSI pursuant to which GSI will act as an Outsourcing Company providing the Retailer's on-line customers the complete E-Commerce Shopping Experience, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   DEFINITIONS.  As used herein, the following terms shall have the following
     -----------
     meaning:

     1.1 "Advertising Co-op and Discretionary Funds" shall mean amounts earned by or allocated to the Retailer by its vendors, the purpose of which is to advertise that vendor's brand or to use at the Retailer's discretion.

     1.2 "Categories" shall mean the various types of product groups (e.g. athletic footwear, camping, in line skates, etc.) offered for sale by the Retailer in its Land Based stores.

     1.3 "Closeout Merchandise" shall mean end of season or excess merchandise that is priced at a greater than normal discount.

     1.4 "Complete URL Integration" shall mean the display of Retailer's URL in all of Retailer's marketing and communications.

     1.5 "Confidential Information" shall mean as that term is defined in paragraph 7.1 of this Agreement.

     1.6 "Cross Promotion" shall mean the use of the Retailer's URL, name and logo on other than the Retailer's Web Site for the purpose of promoting the Retailer's Web Site.

     1.7 "Customary Pricing Structure" shall mean the policy generally employed by the Retailer in determining the prices of merchandise in its Land Based Stores.

     1.8 "Customer Data" shall mean as that term is defined in paragraph 4.1 of this Agreement.

     1.9 "Data Bases" shall mean as that term is defined in paragraph 4.2 of this Agreement.

     1.10 "Defective Allowance" shall mean a discount granted by a manufacturer to a retailer as a result of defective merchandise received by the retailer and pursuant to which, the retailer also retains the merchandise.

     1.11 "Disclosing Party" shall mean the party disclosing Confidential Information.

     1.12 "Domain Name" shall mean as that term is defined in paragraph 1.1 of the Web Site Development Agreement (as hereinafter defined).

     1.13 "E-Commerce" shall mean the Retailer's specific business conducted through the Internet.

     1.14 "E-Commerce Orders" shall mean the orders for merchandise placed by customers of the Retailer's Web Site.

     1.15 "E-Commerce Outsourcing Manager" shall mean GSI.

     1.16 "E-Commerce Shopping Experience" shall mean the shopping for and purchasing of merchandise through the Internet.

     1.17 "Flight Date" shall mean the date on which Retailer's advertising is scheduled to run for the first time.

     1.18 "Force Majeure Event" shall mean as that term is defined in Article 19 of this Agreement.

     1.19 "GSI Content" shall mean as defined in paragraph 1.5 of the Web Site Development Agreement.

     1.20 "In Line Merchandise" shall mean current merchandise available to be carried by the Retailer in its Land Based Stores from Retailer's current or future vendors.

     1.21 "Internet" shall mean the collection of interconnected networks that all use the TCP/IP protocols.

     1.22 "Land Based Stores" shall mean the Retailer's stores located in shopping districts, strip shopping centers and shopping malls.

     1.23 "Land Based Stores Gift Certificates" shall mean gift certificates offered for sale on the Retailer's Web Site for merchandise sold only in Retailer's Land Based Stores.

     1.24 "Launch Date" shall mean the date on which GSI commences operation of the Retailer's Web Site to the public.

     1.25 "Markdowns" shall mean merchandise in Retailer's inventory offered for sale at less than the price it was originally offered for.

     1.26 "Milestone Delivery Schedule" shall mean as defined in paragraph 1.5 of the Web Site Development Agreement.

     1.27 "On Line Customer" shall mean Retailer's customer who browses for or purchases On Line Merchandise on the Retailer's Web Site.

     1.28 "On Line Customer Loyalty Programs" shall mean programs established to encourage repeat business from On Line Customers.

     1.29 "On Line Merchandise" shall mean merchandise to be sold on the Retailer's Web Site.

     1.30 "Outsourcing Company" shall mean a company which provides E-Commerce Services for traditional Retailers.

     1.31 "Price Matching" shall mean a Retailer's policy pursuant to which it addresses another retailer's lower price on a particular item of merchandise.

     1.32 "Private Label" shall mean a tradename owned by the Retailer under which name the Retailer manufactures merchandise for sale in its retail stores.

     1.33 "Production Schedule" shall mean as defined in paragraph 1.9 of the Web Site Development Agreement.

     1.34 "Project Manager" shall mean an employee of Retailers who is assigned exclusively to work with GSI in supplying GSI with Retailer Content.

     1.35 "Receiving Party" shall mean the party receiving Confidential Information.

     1.36 "Retailer Content" shall mean as defined in paragraph 1.10 of the Web Site Development Agreement.

     1.37 "Retailer's Net Cost" shall mean the amount paid by the Retailer for merchandise from its vendors after deduction of cash or anticipation discounts, marketing allowance, Defective Allowance, volume allowance and any other discount offered by vendors, but excluding any marketing funds granted to Retailer by a manufacturer as an overall marketing allowance and not based upon the number of units or dollars purchased.

     1.38 "Retailer's Warehouse" shall mean the place at which Retailer receives delivery of merchandise from its vendors.

     1.39 "Special Makeups" shall mean merchandise manufactured for the Retailer exclusively.

     1.40 "Term" shall be as defined in Section 2.2 of this Agreement.

     1.41 "URL" shall mean the address of the Web Site on the Internet.

     1.42 "Web" shall mean the World Wide Web.

     1.43 "Web Site" shall mean as defined in paragraph 1.12 of the Web Site Development Agreement.

     1.44 "Web Site Development Agreement" shall mean the agreement by and between GSI and Retailer attached to this Agreement as Exhibit "A".

2.   AGREEMENT AND TERM
     ------------------

     2.1  Agreement.  During the Term GSI shall provide the Retailer with those
          ---------
          Web Site services as hereinafter specified.

     2.2 Term. The Term of this Agreement shall commence upon the execution of this Agreement and shall expire [*] years after the Launch Date ("Expiration Date"). GSI shall use reasonable efforts to advise Retailer ten days prior to the expected Launch Date. The Launch Date shall occur between the period of October 1, 1999 and December 1, 1999 ("Commencement Period"); provided however, GSI shall use reasonable efforts to have a "soft launch" at some time during September, 1999. GSI's obligation to commence operation of the Web Site during the Commencement Period shall be contingent on Retailer complying with the deadlines set forth on the Milestone Delivery Schedule set forth on Attachment B to the Web Site Development Agreement and on the Production Schedule to be agreed upon by the parties. Retailer acknowledges the urgency of complying with the deadlines set forth in the Milestone Delivery Schedule and the Production Schedule and shall give GSI its full cooperation to ensure that such deadlines are satisfied. Notwithstanding anything contained herein to the contrary, in the event that the Retailer does not comply with such deadlines and GSI has given Retailer written notice of its failure to comply, then, for each day of such non compliance, the Commencement Period shall be extended by one day.

     2.3  Extension of Term.   At the end of the Term, this Agreement shall
          -----------------
          automatically renew itself for an additional [*] period ("First Renewal Period") unless at least ninety (90) days prior to the expiration of the original Term, either party advises the other that they have elected not to renew this Agreement for the "First Renewal Period" in which event, this Agreement shall terminate at the end of the original [*] year Term.

               Thereafter, this Agreement shall automatically renew itself from year to year unless terminated by GSI or Retailer with written notice to the other party no later than ninety (90) days prior to the expiration of the then current Term, as such Term may have been extended.

3.   OBLIGATIONS AND RIGHTS OF THE PARTIES
     -------------------------------------

     3.1  Creation of Retailer's Web Site.
          -------------------------------

          a. GSI, at its own expense, shall create, maintain and operate a Web Site for the Retailer on the Web in accordance with the specifications attached to the Web Site Development Agreement. In connection therewith, simultaneous herewith, Retailer and GSI shall execute the Web Site Development Agreement.

          b. The Web Site shall contain the Retailer's E-Commerce Shopping Experience, the URL of which shall be www.The Athlete's Foot.com. In addition, the Web Site shall contain any or all of the following information, as the Retailer shall elect: corporate information (e.g. historic background, mission statement, names of officers and directors), store locator, public financial information (e.g. SEC filings, annual reports), press releases, community programs, employment opportunities for in store or corporate positions, frequently asked questions and a "contact us" section.

          c. Following the initial completion of the Web Site, the Retailer shall have the right to update the content thereof as follows:

               1) Employment Opportunities - GSI will provide the Retailer with the technology necessary so that the Retailer will be able to update the employment opportunity portion of the Web Site as frequently as it desires.

               2)   Public Financial Information -
                    a) Stock Prices - Will be updated daily by a link to another web site offering such information.

                    b) SEC Filings and Annual Reports - SEC filings will be provided by a link so long as the government makes such filings available at no cost. Both SEC filings and annual reports will be provided only if available in portable document format; in the alternative, GSI will provide the consumer with a form in order to request such information from the Retailer's investor relations department.

               3) Store Locators - Will be updated by GSI as such information changes and Retailer provides GSI with such information.

               4) Frequently Asked Questions - Will be updated by GSI monthly and Retailer provides GSI with such information.

               5) Corporate Information - Will be updated by GSI as such information changes and Retailer provides GSI with such information.

               6) Community Programs - Will be updated by GSI as such information changes and Retailer provides GSI with such information.

               7) Press Releases - GSI will provide the Retailer with the technology necessary so that the Retailer will be able to post press releases on its Web site as it desires. Retailer shall defend and hold harmless GSI, its employees, officers and directors, agents and representatives from any liability arising from the posting of press releases on the Retailer's Web Site.

               8) "Contact Us" Section - Will be updated by GSI as such information changes and Retailer provides GSI with such information.

               9) "Tom Brunick Section" - Will include "tech tips", research and development information, and a rating system in addition to a "link" to any new relevant articles published by Brunick (in the alternative, GSI may publish the article on the Web Site). This section will be updated as information is furnished to GSI by the Retailer.

               10) Miscellaneous - In addition, Retailer shall have the right to have GSI add additional content for the benefit of selling merchandise on the Retailer's Web Site.

          d. GSI's use of Retailer's URL, Retailer's Content and any other Retailer information or material, whether confidential or not, shall be granted and continue only for the Term of this Agreement and shall not be used beyond the end of such Term.

     3.2  Creation and Maintenance of the Retailer's Web Site. GSI shall create
          ---------------------------------------------------
          and maintain a Web Site for the Retailer. Commencing with the execution of this Agreement and continuing through the Term, as may be extended, the Retailer, shall cooperate with GSI so as to enable GSI to create and maintain for the Retailer's consumers, the Retailer's Web Site. In connection therewith, the Retailer shall supply GSI with the Retailer Content (as that term is defined in the Web Site Development Agreement) required pursuant to the terms of the Web Site Development Agreement. This shall include, but not be limited to printed marketing information, data, text, audio files, video files, graphics and other assets necessary to create and maintain the Retailer's Web Site as more fully set forth on Attachment A to the Web Site Development Agreement. Notwithstanding anything contained herein to the contrary, and except as it relates to Special Make - Ups, it shall be GSI's responsibility to produce and maintain all camera ready product information for use on the Retailer's Web Site and Retailer shall have no responsibility therefor. With respect to Special Make - Ups, Retailer shall be responsible to provide GSI with sample product only in a sufficient amount of time to allow GSI to produce camera ready product information.

     3.3  Sale of Merchandise on the Retailer's Web Site.
          -----------------------------------------------

          a. GSI, on behalf of the Retailer shall offer for sale on the Retailer's Web Site all Categories of merchandise offered for sale by the Retailer in its Land Based Stores. Notwithstanding anything contained herein to the contrary, in no event shall GSI offer firearms for sale on the Retailer's Web Site. In addition, if, as a result of a legitimate stated business purpose, should Retailer disapprove of any item listed for sale on the Retailer's Web Site, and which is not listed for sale in the Retailer's Land Based Stores, upon five days prior notice from Retailer, GSI shall remove such item from the Retailer's Web Site.

          b. Within the Categories, GSI, on behalf of the Retailer shall have the right to offer for sale:

               1) current in line merchandise ordered by the Retailer from its vendors; and

               2) current in line merchandise not carried by the Retailer in its Land Based Stores, but available in those Categories carried by the Retailer; provided however, no products will be offered for sale on Retailer's Web Site which a) the Retailer would not be authorized by the manufacturer to sell in its Land Based Stores, ; and b) would not be in accordance with the same type, quality and price of merchandise carried by the Retailer in its Land Based Stores; and

               3) Special Make-Ups (manufactured for the Retailer exclusively and not carried on any other retailer's web site; and

               4) Closeout Merchandise (but only if the Retailer sells Closeout Merchandise in its Land Based Stores; otherwise GSI shall not offer for sale Closeout Merchandise on the Retailer's Web Site); and

               5)   Markdowns of Retailer's inventory; and

               6) Gift Certificates for On Line Merchandise ("On Line Gift Certificates")

               [Items 1) through 6) are hereinafter referred to as "On Line Merchandise"]

          c. In addition, GSI, on behalf of the Retailer, shall offer for sale on the Retailer's Web Site, Land Based Stores Gift Certificates for merchandise available in the Retailer's Land Based Stores. Notwithstanding anything contained herein to the contrary, Retailer may elect not to offer Land Based Stores Gift Certificates for sale on its Web Site by notifying GSI of its decision not to do so no later than August 1, 1999 ("Notification Deadline"); provided however, Retailer may extend the Notification Deadline until January 1, 2000 by notifying GSI of its election to do so no later than August 1, 1999.

          d. In those instance where a written dealer agreement prohibits Retailer from selling a particular vendor's merchandise except in the Retailer's Land Based Stores, Retailer shall use its reasonable efforts to obtain all consents required to permit the sale of such merchandise on the Retailer's Web Site.

     3.4  Prices of On-Line Merchandise.  GSI, on behalf of the Retailer, shall
          -----------------------------
          offer the On-Line Merchandise for sale on the Retailer's Web Site on the following basis:

          a. If the On-Line Merchandise is the same as offered for sale in the Retailer's Land Based Stores, then it shall be offered for sale on-line [*]. In order to facilitate this pricing, Retailer shall [*]. Retailer acknowledges that this is essential in order to [*]; and

          b. If the On-line Merchandise is not offered for sale in the Retailer's Land Based Stores, then, [*] will use reasonable efforts to [*]; provided however, upon five days prior notice to [*].

          c. If the Retailer offers the same merchandise at different prices in its Land Based Stores, then [*] but in no event at [*].

          d. GSI, on behalf of Retailer, shall add and collect all applicable taxes and GSI, at its discretion and for its own account, may add reasonable handling and delivery charges which are consistent with industry practice.

          e. In order to ensure that GSI may [*], Retailer shall furnish GSI with copies of all [*] at least [*] prior to its [*].

          f. The parties shall cooperate with each other so that the entire pricing process between GSI and Retailer may be accomplished electronically.

          g. The parties agree that from time to time, the Retailer may carry an item of merchandise at [*]. In those instances, [*] shall have the right to [*] In such event, [*] shall have the right to [*].

     3.5  GSI's Supply of On Line Merchandise.
          -----------------------------------

          a.   Invoicing and Shipping of On Line Merchandise.  Retailer shall
               ----------------------------------------------
               make available merchandise to GSI in one of the following three manners:

                    1) GSI, after consulting with the Retailer, will advise Retailer of the merchandise that it desires to order and Retailer will place such order with the vendor and invoice GSI at its net cost and direct the vendor to drop ship the merchandise to GSI; or

                    2) GSI, after consulting with the Retailer, will advise Retailer of the merchandise that it desires to order and the Retailer will direct the vendor to sell its merchandise directly to GSI at the same prices as the merchandise as is sold to Retailer, with the same Advertising Co-op and Discretionary Funds and on the same terms and conditions as they sell their merchandise to the Retailer; or

                    3) If either alternative 1) or 2) is not available, then the Retailer shall order the merchandise for GSI along with the Retailer's regular order, having it delivered to the Retailer's warehouse and thereafter shipped to GSI, and invoice GSI at its net cost, plus the pro rata cost of the freight from the vendor to the Retailer based upon that portion of the shipment purchased by the Retailer for GSI as it relates to the entire shipment received by the Retailer from that vendor). Thereafter, the Retailer shall ship the merchandise to GSI, freight collect, per GSI's instructions.

          b.   In Line Merchandise.  The Retailer shall advise GSI, no later
               --------------------
               than ten days after placing a purchase order with a vendor, of the Category, item ordered, net cost, Retailer's retail price and expected day of delivery to the Retailer's Warehouse.

          c.   Special Make-Ups.  No later than ten days after ordering Special
               -----------------
               Make-Ups or Private Labels, Retailer shall advise GSI and furnish GSI with a sample of the Special Make-Ups or Private Labels and advise GSI of the net cost, color selection and size range. GSI shall have the right to purchase up to [*] per cent of the Special Make-Up or Private Label, proportionately as to size and color, as ordered by the Retailer. GSI shall have five business days to advise Retailer whether it desires to order any of the Special Make-Ups or Private Labels and, if so, the quantity thereof. Special Make-Ups and Private Labels shall be exclusive to Retailer's Web Site and shall not be made available for sale on the web site of any other retailer for whom GSI operates a web site.

               Retailer shall supply GSI with a sample of the Special Make-Ups and Private Labels ordered by GSI for sale on the Retailer's Web Site within ten days of obtaining such sample.

               Notwithstanding anything contained herein to the contrary, GSI recognizes that there may be instances where there will be an insufficient amount of a particular item of Special Make-Ups or Private Labels to warrant selling such merchandise on line. In such instances the Retailer shall not be required to offer such Special Make-Ups or Private Labels for sale on line; provided however, the Retailer acknowledges that with respect to Special Make-Ups or Private Labels ordered by Retailer for chainwide distribution, GSI does not anticipate that this will occur on a regular basis and this should be the exception rather than the usual occurrence. Further, GSI acknowledges that the Retailer may not be able to offer for sale on line certain Special Make-Ups or Private Labels which are not available in all of the Retailer's stores.

          d.   Closeout Merchandise.  Retailer shall advise GSI no later than
               ---------------------
               ten business days after issuing a purchase order for Closeout Merchandise from a vendor. At that time, Retailer shall advise GSI of the cost, sizes and colors available and GSI shall have five business days after receipt of such information to advise Retailer that it will purchase, at Retailer's net cost, up to [*] per cent of the Closeout Merchandise to be received by Retailer, proportionately as to size and color, as ordered by Retailer.

               Notwithstanding anything contained herein to the contrary, GSI recognizes that there may be instances where there will be an insufficient amount of a particular item of Closeout Merchandise to warrant selling such merchandise on line. In such instances the Retailer shall not be required to offer such items of Closeout Merchandise for sale on line; provided however, the Retailer acknowledges that GSI does not anticipate that this will occur on a regular basis and this should be the exception rather than the usual occurrence.

               Any Closeout Merchandise purchased by GSI from Retailer shall be offered for sale by Retailer only on the Retailer's Web Site.

          e.   Markdowns.  In the event that the Retailer has available
               ----------
               Markdowns which it would like to offer for sale on its Web Site solely at its discretion, it shall notify GSI and ship the Markdowns to GSI's fulfillment center. The Markdowns shall be shipped to GSI on consignment only. Retailer shall set the selling prices on the Markdowns; provided however, that GSI on behalf of the Retailer shall have no obligation to offer any Markdowns for sale on the Retailer's Web Site which GSI deems, in its sole discretion, would be inappropriate. Retailer shall retain [*] of the selling price received from the sale of any Markdowns when sold (excluding applicable taxes and shipping and handling charges; the remainder of [*] plus shipping and handling charges shall be retained by GSI as its management fee in connection with the sale of the Markdowns. Any applicable tax collected by GSI on behalf of Retailer shall be deposited into a separate account as more fully discussed in paragraph 3.9 below, and remitted by GSI to the appropriate taxing authority. GSI shall account to Retailer for the sale of any Markdowns at the same time that it accounts to the Retailer for sale of other On Line Merchandise on the Retailer's Web Site. The amount of proceeds from the sale of arkdowns shall not be considered the sale of On Line Merchandise for the purpose of determining the amount to be remitted to Retailer pursuant to paragraph 3.8 below.

          f. With the exception of Markdowns and Land Based Gift Certificates, which shall be governed by the provisions of paragraphs 3.5 e. and 3.6 hereof respectively, and as part of the performance of its obligations under this Agreement, GSI shall sell to the Retailer, and the Retailer shall purchase from GSI all merchandise to be sold by the Retailer on the Retailer's Web Site at a price equal to [*] per cent of the selling price (excluding applicable taxes, shipping and handling) at which such On Line Merchandise is sold to the Retailer's On Line Customer.

          g. Attached hereto as Schedule "2" is a schedule which summarizes the various levels of management fees to be paid to GSI by the Retailer depending upon the type of On Line Merchandise sold on the Retailer's Web Site.

          h. The parties shall cooperate with each other so that the entire process set forth in paragraphs 3.5 a, b, c, d and e between GSI and Retailer may be accomplished electronically.

     3.7  Processing of Customer Orders.  GSI shall be solely responsible for
          -----------------------------
          processing all E - Commerce business for the Retailer. GSI will promptly process E - Commerce Orders received from the Retailer's Web Site. GSI shall take the customer's credit card number at such time as the merchandise is ordered. GSI, on behalf of the Retailer's account discussed in paragraph 3.9 below, shall charge the customer's credit card with the amount of the order (including taxes, shipping and handling) at the time the merchandise is shipped. The order will appear on the customer's credit card under the name of "Retailer tradename.com" and proceeds from the sale shall be deposited into Retailer's designated bank account at the bank designated by GSI for full credit to Retailer. GSI will make all arrangements for delivery of merchandise purchased on the Retailer's Web Site.

     3.8  GSI's Management Fee.  For and in consideration of the services to be
          --------------------
          rendered by GSI to Retailer hereunder, GSI shall be paid a management fee ("Management Fee") equal to [*] per cent of the sales price of all On Line Merchandise for all On Line Merchandise sold, excluding however, the sale of Markdowns and Land Based Gift Certificates, the management fee for which shall be governed by paragraphs 3.5 e. and
          3.6 a. respectively. GSI's Management Fee, including any management fee to GSI as a result of the sale of Markdowns or Land Based Gift

          Certificates shall be paid pursuant to the provisions of paragraph 3.9 below.

     3.9  Payment and Accounting from the Sale of On - Line Merchandise.  The
          -------------------------------------------------------------
          proceeds from the sale of On Line Merchandise on the Retailer's Web Site shall be deposited into a bank account ("Web Account") in the Retailer's name at GSI's designated bank ("Bank"). The Web Account shall be owned by the Retailer and shall require two signatures in order to withdraw funds. Signatures on such account shall be one employee of GSI and one employee of the Retailer. Notwithstanding anything contained herein to the contrary GSI's designated employee shall have an irrevocable power of attorney over the Web Account and the Tax Account, as hereinafter discussed. No other funds shall be deposited into the Web Account except for credit card proceeds from the sale of On Line Merchandise, Land Based Stores Gift Certificates and On Line Gift Certificates on Retailer's Web Site and no other sums shall be deposited into the Tax Account except applicable taxes collected from the sale of On Line Merchandise, Land Based Stores Gift Certificates and On Line Gift Certificates on the Retailer's Web Site. From each transaction, GSI shall be paid daily the sum of a) the cost ([*] of the sale amount) of the On Line Merchandise sold to Retailer's On Line Customers, b) Retailer's Management Fee ([*] of the sale amount) and c) GSI's shipping and handling charge to the On Line Customer (collectively, "GSI's Entitlement"), if any. Retailer shall give the Bank irrevocable instructions to a) debit the Web Account daily for the amount owed to GSI, as so directed by GSI, and to credit GSI's designated account for such amount; and b) to debit the Retailer's Web Account and to credit the Retailer's especially established tax account ("Tax Account") daily with the amount of any applicable tax collected. Any interest earned on the Web Account or the Tax Account shall belong solely to GSI and any charges imposed by the Bank as a result of such accounts, shall be paid by GSI. Retailer shall have no right to offset from GSI's Entitlement any amount which Retailer may believe is owing to Retailer from GSI and Retailer shall obtain from its secured lenders (as they may vary from time to time) and deliver to GSI within fifteen days of the execution of this Agreement by Retailer, a waiver to claim a security interest in either the Web Account or the Tax Account. In addition, Retailer shall give the Bank irrevocable instructions to wire to the Retailer the amount determined ("Retailer's Operating Income") by GSI to be remaining from the sale of On Line Merchandise, Land Based Stores Gift Certificates and On Line Gift Certificates from the Retailer's Web Site after the deduction of GSI's Entitlement on the fifteenth day following the end of each month; provided however, effective October 1, 2000, the Retailer may request that it receive Retailer's Operating Income weekly and in such event, GSI agrees that the payments shall be made weekly to Retailer commencing within thirty days after receipt of such notice.

          The amount of the Retailer's Operating Income each month shall be certified by GSI's chief financial officer and a copy of the accounting shall be furnished to the Retailer no later than the fifteenth day following the end of each month.

          Retailer shall not be entitled to receive any revenue related to the operation of the Retailer's Web Site other than the Retailer's Operating Income. Any other revenue generated in connection with the operation of the Retailer's Web Site shall belong solely to GSI.

          By way of example only, if Retailer sells a pair of athletic shoes on its Web Site for one hundred ($100.00) dollars, plus a five ($5.00) dollar shipping and handling charge, the total deposit to the Bank account is one hundred and five ($105.00) dollars. GSI's Entitlement shall be [*]([*] of $100.00, [*] of $100.00 and reimbursement of the $5.00 shipping and handling fee) and Retailer's Operating Income shall equal the remaining [*] after payment of the Retailer's cost of On Line Merchandise, GSI's management fee and the shipping and handling charge.

          The Retailer's Operating Income and GSI's Entitlement shall also take into account the amounts owing pursuant to paragraph 3.5 e. and 3.6 above.

          GSI shall be responsible to collect any applicable sales taxes resulting from the sale of On Line Merchandise, if any. GSI shall complete all required sales tax forms and submit them on the Retailer's behalf. GSI shall indemnify, save and hold harmless Retailer from any taxes, interest and penalties which may arise as a result of GSI's failure to pay or timely pay any sales tax resulting from the sale of On Line Merchandise. GSI shall be in charge of any audit conducted by any taxing authority as it relates to the sale of On Line Merchandise.

          Within ninety (90) days of the end of each calendar year, GSI shall provide the Retailer with a statement certified by its independent auditors and setting forth the total On Line Sales, the Retailer's Operating Income and GSI's

          Entitlement therefrom. For a period of two years after the Retailer receives such certified statement from GSI, Retailer, on one occasion, shall have the right to audit the books and records of GSI with respect to the Retailer's Operating Income and GSI's Entitlement paid during the calendar year to which the certified statement relates. Such audit shall be conducted at GSI's principal office located in the continental United States on two weeks prior notice to GSI. In the event that the audit reveals that the Retailer's Operating Income were understated, GSI shall within thirty days of completion of the audit, pay to the Retailer the remaining balance of the Retailer's Operating Income for the period audited plus interest at the prime rate of interest as provided for in The Wall Street Journal on the date of the audit's certification. In addition, in the event that the audit reveals that the Retailer's Operating Income is understated by more than [*] per cent for the calendar year in question, GSI shall pay the additional amount owing and pay for the reasonable audit costs and this shall be Retailer's sole remedy.

     3.10 Service of On Line Customers.  GSI shall be responsible for providing
          ----------------------------
          all customer service relating to sales from the Retailer's Web Site, which shall be provided in a manner consistent with that provided by other reputable on line retailers.

          Retailer reserves the right, to conduct, no more than four times annually, surveys of its on line customers for the purpose of providing its On Line Customers with better customer service. The surveys shall be conducted in a manner consistent with those then being conducted by the Retailer in its Land Based Stores, as applicable to e-commerce.

     3.11 Return of On Line Merchandise.  Retailer's return policy for On Line
          -----------------------------
          Merchandise shall be consistent with the Retailer's return policy for its Land Based Stores. With each shipment of merchandise, GSI shall specifically instruct all customers that all merchandise purchased on line may not be returned to the Retailer's Land Based Stores and may only be returned in accordance with the instructions enclosed; provided however, in the rare instance a customer desires to return On Line Merchandise to one of the Retailer's Land Based Stores, the Retailer, in order to maximize customer relations, shall accept such merchandise for return in accordance with the Retailer's return policy, and return the merchandise to GSI's fulfillment center. GSI shall pay the Retailer the amount of GSI's Entitlement with respect to such merchandise, as well as an amount equal to the Retailer's freight cost for returning the merchandise to GSI's fulfillment center.

          Should GSI receive the return of On Line Merchandise, GSI shall reimburse the Retailer the amount of the GSI Entitlement paid to GSI with respect to that transaction, as well as the applicable tax refunded to the On Line Customer, and such sums shall be deposited to the Web Account.

     3.12 On Line Customer Loyalty Programs. GSI shall have the right to
          ---------------------------------
          establish On Line Customer Loyalty Programs in order to encourage continued on line purchases. The On Line Customer Loyalty Programs established by GSI for Retailer shall be consistent with that program established by Retailer for use in its Land Based Stores. In addition, the Customer Loyalty Programs established by GSI shall be used only in connection with on line purchases and Retailer's customer loyalty programs shall be used only in connection with purchases at the Retailer's Land Based Stores. Notwithstanding anything contained herein to the contrary, GSI shall not establish any On Line Customer Loyalty Programs without first obtaining the approval of Retailer, which approval shall not be unreasonably withheld. Retailer shall respond to a request for such approval from GSI within seven days of receiving the request. In the event Retailer fails to timely respond, GSI shall furnish Retailer with a notice marked "second request". If Retailer does not respond within two business days, GSI's request shall be deemed granted.

          The Retailer recognizes that it may be beneficial to each party to consolidate the customer loyalty programs. GSI therefore agrees that should the Retailer elect to do so, then GSI will work with the Retailer in good faith to develop such a program provided that it does not have a substantial negative economic impact on GSI.

     3.13 Cross Promotion. GSI shall have the right to use Retailer's URL, name
          ---------------
          and logo to cross promote Retailer's Web Site with other businesses in order to promote Retailer's Web Site; provided however, GSI shall not promote Retailer's Web Site on any other sporting good retailer's web site, or on any other web site which would generally be considered immoral, pornographic or offensive. Notwithstanding anything contained herein to the contrary, GSI shall not establish any Cross Promotions without first obtaining the approval of Retailer, which shall not be unreasonably withheld. Retailer shall respond to a request for such approval from GSI within seven days of receiving the request. In the event Retailer fails to timely respond, GSI shall furnish Retailer with a notice marked "second request". If Retailer does not respond within two business days, GSI's request shall be deemed granted.

     3.14 Price Matching. In the event that the Retailer, at its Land Based
          --------------
          Stores offers a "Price Matching" policy, GSI's management shall have the right to use and adopt such policy for the Retailer's Web Site; provided however, GSI shall not under any circumstance, advertise or market the availability of this policy, and may offer it to customers only in GSI's sole discretion.

     3.15 Project Manager. Promptly after the execution of this Agreement, but
          ---------------
          in no event later than sixty days after such execution, Retailer, at its expense, shall hire or reassign one of its existing employees, to act as Project manager to work exclusively with GSI in creating and maintaining the Retailer's Web Site. Commencing with the Project Manager's hiring and continuing through the Term, as may be extended, the Project Manager shall be the Retailer's liaison with GSI and shall be responsible for supplying GSI with the Retailer Content and such other information as may reasonably be required of the Retailer in order to create and maintain the Retailer's Web Site in the most efficient manner.

4.   ON-LINE DATA AND DATABASES
     --------------------------

     4.1  Ownership of Data.  Any and all data ("Customer Data") related to
          -----------------
          Retailer's customers (including customer names and other identifying information such as addresses, phone numbers and e-mail addresses, credit card numbers, and descriptions of the items and quantities of items purchased) that is collected by GSI shall be owned [*].

     4.2  Ownership of Databases.  All data structures, data schema, database
          ----------------------
          dictionaries, attributes, validation tests for each element, table sizes and formats, access requirements, data dependencies and other elements involving the storage of Data on the Web Site and all refinements, updates, releases, improvements and enhancements thereto, all intellectual property rights embedded therein and all applications created specifically for use of the data and Retailer Content (collectively, the "Databases") shall, as between GSI and Retailer, be the sole and exclusive property of GSI; provided however, that should Retailer provide GSI with Databases or other assets, then upon the termination of this Agreement, such Databases and other assets shall be returned to Retailer.

     4.3  Delivery of Customer Data to Retailer.  From time to time, but no more
          -------------------------------------
          than four (4) times per calendar year, Retailer may request that GSI provide to Retailer any of certain information collected from the Customer Data; provided however, GSI shall provide Retailer with on-line access to such information which Retailer shall have the ability to access at such times as it desires.

          The type of information which shall be available from Retailer's Customer Data shall be as follows:

               a.   customer's names;
               b.   customer's addresses;
               c.   customer's phone number;
               d.   customer's e-mail address;
               e.   items purchased;
               f.   amount spent;
               g.   information as to how customer reached Web Site;
               h.   refers;
               i.   unique visitors to site;
               j.   page views per site;
               k.   top ten most viewed pages;
               l.   bottom ten least viewed pages;
               m.   time of day traffic patterns;
               n.   sales by product and brand;
               o. customer comments and complaints (shall be furnished on a monthly basis);
               p.   additional information at GSI's discretion.

          If the Retailer requests that GSI provide such information, GSI shall provide the Customer Data to Retailer in a mutually agreeable, commercially standard format, either via diskette, CD-ROM, electronically, or via another mutually agreeable method. GSI shall use commercially reasonable efforts to ensure that the Customer Data provided to Retailer accurately and completely reflects the Customer Data in the Web Site, but GSI shall have no obligation to check the accuracy, validity or integrity of the Customer Data and except as set forth in this Section 4.3, the Customer Data is provided "AS-IS".

     4.4  Restrictions on Use of Customer Data.  Each party shall treat the
          ------------------------------------
          Customer Data as Confidential Information of the other party in accordance with the provisions of Article 7. Neither party may sell, lend, or license the Customer Data to third parties without the prior written consent of the other party, which consent may be withheld at the sole discretion of the other party; provided however, Retailer grants to GSI the right to combine all retailers' Customer Data to form trends and overall research as to the on line shopping habits of consumers. The parties acknowledge that the Customer Data referred to herein refers only to Customer Data gathered from On Line Customers and shall not be applicable to customer data gathered by the Retailer from its customers at its Land Based Stores.

5.   ADVERTISING AND MARKETING
     -------------------------

     The Retailer shall, commencing no later than October 1, 1999, and continuing during the Term, and any extensions thereof, at no cost to GSI provide for Complete URL Integration in its advertising and marketing by:

     5.1 prominently including as part of all of its print media including but not limited to newspapers, periodicals, circulars, billboards, print materials, letterhead, business cards, shopping bags, cash register receipts and arena advertising) its URL, www.Retailer.com.; and

     5.2 prominently including, at the end of its television advertising, its URL; and

     5.3  mentioning its URL at the end of all radio advertisements.

     All advertisements and marketing appearing in newspapers, circulars and periodicals shall contain the following disclaimer: "On Line Merchandise offerings may vary from products offered in The Athlete's Foot store.

6.   ADVERTISING CO-OP AND DISCRETIONARY FUNDS
     -----------------------------------------

     6.1 In the event that GSI purchases merchandise pursuant to paragraph 3.5a.1) or 3.5a.3) above, and in the event that the Retailer receives from any vendor an Advertising Co-op or Discretionary Funds, the Retailer shall pay or credit to GSI an amount equal to the Advertising Co-op or Discretionary Funds received by the Retailer for merchandise for and on behalf of GSI. The amount to be paid or credited to GSI shall be determined by multiplying the amount of merchandise purchased by the Retailer from that vendor by a fraction, the numerator of which is the amount of purchases derived from that vendor's product on the Retailer's On-Line Shopping Pages, and the denominator of which is the sum of the amount of the Retailer's purchases derived from that vendor from both in-store and on-line sales ("GSI's Share"). Within sixty
          (60) days of the end of each
          calendar year, the Retailer shall provide GSI with a statement certified by its chief financial officer as to such sums received by the Retailer from vendors during the prior calendar year, and such supporting data so as to support the conclusions set forth in the statement. At the same time, the Retailer shall pay to GSI an amount equal to the GSI's Share. GSI shall have the right to audit the books and records of the Retailer with respect to such sums. Such audit shall be conducted at the Retailer's principal office located in the continental United States.

     6.2 In the event that GSI purchases merchandise from Retailer's vendors pursuant to paragraph 3.5a. 2) above and GSI receives Advertising Co-op or Discretionary Funds from such vendor as a result of such purchase, then such funds received by GSI shall belong to GSI.

     6.3 During the Term and any extensions thereof, GSI shall use all Advertising Co-op and Discretionary Funds received by GSI pursuant to paragraph 6.1 and 6.2 above, to exclusively promote the Retailer's Web Site, as recommended by GSI and approved by GSI. This shall include both on line and traditional advertising of the Retailer's Web Site. All such proposed advertisements shall be submitted to the Retailer for the Retailer's approval as to content and design. The Retailer shall have five days from receipt to either approve or disapprove. In the event that the Retailer disapproves, it shall advise GSI specifically as to why and GSI shall attempt to address the Retailer's concerns and resubmit the proposal to Retailer for its approval, which shall again have forty eight hours from receipt to approve or disapprove. This procedure shall continue until the advertisement has been approved or replaced. In all instances where approval is requested of the Retailer, in the event the Retailer does not respond within the aforementioned forty eight hours, Retailer shall be deemed to have granted approval.

7.   CONFIDENTIALITY
     ---------------

     7.1  Confidential Information. Each party acknowledges that, in connection
          ------------------------
          with the performance of this Agreement, it may receive Confidential Information of the other party. For the purpose of this Agreement, "Confidential Information" shall mean information or materials that is clearly marked "confidential" or the Receiving Party knows has reason to know is the confidential or proprietary information of the Disclosing Party, either because a) such information is marked or otherwise identified by the Disclosing Party as confidential or proprietary, or
          b) such information has commercial value and is not generally known in the Disclosing Party's trade or industry. Confidential Information shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) existence of any business discussions, negotiations or agreements between the parties.

     7.2  Confidentiality.  The Receiving Party hereby agrees: (i) to hold and
          ---------------
          maintain in strict confidence all Confidential Information of the Disclosing Party and not to disclose it to any third party; and (ii) not to use any Confidential Information of the Disclosing Party except as permitted by this Agreement or as may be necessary for the Receiving Party to perform its obligations under this Agreement. The Receiving Party will use at least the same degree of care to protect the Disclosing Party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care. The obligations and restrictions imposed by this Article 7 shall terminate five (5) years after the expiration or termination of this Agreement.

     7.3  Exceptions.  Notwithstanding the foregoing, the parties agree that
          ----------
          Confidential Information will not include any information that: (i) was in the public domain at the time it was communicated to the Receiving Party by the Disclosing Party; (ii) entered the public domain subsequent to the time it was communicated to the Recipient by the Disclosing Party through no fault of the Receiving Party; (iii) was in the Receiving Party's possession free of any obligation of confidence at the time it was communicated to the Receiving Party by the Disclosing Party; (iv) was rightfully communicated to the Receiving Party by a third party, free of any obligation of confidence, subsequent to the time it was communicated to the Receiving Party by the Disclosing Party; (v) was developed by employees or agents of the Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party; or (vi) was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence. In addition, the Receiving Party may disclose the Disclosing Party's Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement; provided however, in the event that the Receiving Party receives a demand to disclose such Confidential Information in connection with a legal action or proceeding, the Receiving Party, if possible, shall first notify the Disclosing Party of the demand in order to provide the Disclosing Party an opportunity to seek a protective order.

     7.4  Confidentiality of this Agreement. Retailer acknowledges that the
          ---------------------------------
          terms and conditions of this Agreement constitute Confidential Information which shall be governed by the terms of this Article 7.

     7.5  Confidentiality of Customer Data and Retailer's Policies. GSI
          --------------------------------------------------------
          acknowledges that it will be receiving from Retailer, and generating from the performance of its obligations under this Agreement, Confidential Information critical to the Retailer's business and concerning Retailer's customers and various information concerning the operation of Retailer's business including but not limited to net purchasing prices, advertising co-op and discretionary fund amounts, specific marketing plans, specific on line sales and delivery dates of merchandise. GSI recognizes its obligation to keep such information confidential. Therefore, all GSI employees who may have access to any such Confidential Information will be required to execute confidentiality agreements and GSI shall use its best efforts to enforce the terms thereof. Such confidentiality agreements will specifically provide that the employee shall not discuss with any other retailers who may or may not be customers of GSI, any information concerning the Retailer or its customers.

          Further, GSI acknowledges it is associated with other subsidiaries of GSI's parent corporation, Global Sports, Inc. GSI therefore represents and warrants to Retailer that it will establish a "Need to Know" policy with respect to such Confidential Information and only disseminate such Confidential Information to those employees and members of GSI's management who have a specific need to know such Confidential Information. In those instances, prior to the dissemination of such Confidential Information to those individuals, they will be required to execute confidentiality agreements specifically prohibiting such disclosure of such

          Confidential Information to anyone, except as otherwise permitted by the terms of this Agreement.


8.   EXCLUSIVE WEB AGREEMENT
     -----------------------

     During the Term and any extensions thereof, the Retailer, any subsidiary of the Retailer, shall not sell any sporting goods merchandise on the Internet (including the Web), nor use itself or allow a third party to use its URL, name or logo on the Web for the purpose of facilitating the sale of merchandise on the Web other than through GSI. Notwithstanding anything contained herein to the contrary, should GSI be unable to satisfy the Retailer's web site requirements with respect to specialized matters such as franchise or corporate information, the Retailer shall have the right to establish a second web site incorporating the name "The Athlete's Foot" which GSI shall provide a link to from the Retailer's Web Site; provided however, under no circumstances shall Retailer sell any merchandise on such second web site.

9.   URL, NAME AND LOGO USAGE
     ------------------------

     During the Term, the Retailer hereby grants to GSI the exclusive right to use, copy, modify and display the Retailer's name, logo and URL and such other names and logos as the Retailer owns and as may be listed on Schedule "1" attached hereto and made a part hereof, on the Retailer's Web Site, on invoices and packing slips, in connection with credit card charges, a toll free Web site customer service telephone line, and generally in connection with the operation of GSI's on-line business; provided however, GSI shall have no right to modify Retailer's name, logo or URL without Retailer's consent. Such Schedule shall be modified from time to time during the Term to add any new names and logos which the Retailer may register with the United States Patent and Trademark Office.

     GSI acknowledges that Retailer has already registered and owns the URL,"The Athlete's Foot.com". The Retailer, however, grants to GSI the right to register the fictitious name of "The Athlete's Foot.com" for the sole purpose of conducting business on the Retailer's Web Site and to use the URL, "The Athlete's Foot.com", for the sole purpose of operating the Retailer's Web Site in accordance with the terms of this Agreement. The Retailer also gives GSI the right to register other URLs containing the name "The Athlete's Foot" provided that GSI first obtains Retailer's consent. Retailer shall execute whatever documents are necessary in connection with such registration.

10.  REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     10.1 Retailer represents and warrants that at all times during the Term hereof or any extensions thereof:

          a. it has or will have the full right to grant to GSI the right to use its URL, names and logos as discussed in Article 9 above, including its Domain Name; and
          b. Retailer is authorized to advertise and market on its Web Site the brands of merchandise to be sold thereon;
          c. Prior to the Launch Date, if not already completed, Retailer shall register and maintain the Domain Name "Retailer.com" with Network Solutions or any similar successor entity. Retailer shall list itself as the owner and billing contact for the Domain Name "Retailer.com" and Retailer shall list GSI as the administrative and technical contact for the Domain Name "Retailer.com".
          d. neither the Retailer nor its secured lenders shall at any time have any interest in the Web Account or Tax Account.

     10.2 Each party represents and warrants to the other party that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and that it has the power and authority to enter into this Agreement and the transactions contemplated herein; (ii) the consummation of the transactions described by this Agreement shall not conflict with or result in a breach of any of the terms, provisions or conditions of its Articles of Incorporation or Bylaws, or any statute or administrative regulation or of any order, writ, injunction, judgment or decree of any court, regulatory or governmental authority or of any agreement or instrument to which it is a party or by which it is bound or constitute a default thereunder; and (iii) this Agreement has been duly authorized, executed and delivered by it and this Agreement is valid, enforceable and binding upon each party in accordance with its terms.

11.  INDEMNIFICATION
     ---------------

     11.1 Retailer, at its own cost and expense, shall defend, indemnify and hold harmless GSI and any of its officers, directors, employees or agents from and against all damages, expenses, liabilities and other costs (including reasonable attorneys fees and court costs) arising as a consequence of GSI providing services pursuant to this

          Agreement a) from or related to a claim that GSI infringes a third party copyright, trademark or trade secret relating to Retailer's tradename or any other name set forth on Schedule 1 to this Agreement; or b) from Retailer's gross negligence, wilful or intentional misconduct.

     11.2 GSI, at its own cost and expense, shall defend, indemnify and hold harmless Retailer and any of its officers, directors, employees or agents from and against all damages, expenses, liabilities and other costs (including reasonable attorneys fees and court costs) arising a) from a claim made by any consumer that is related in any way to the Retailer's Web Site or GSI's services to Retailer provided pursuant to this Agreement, but excluding a claim for which GSI would have the right to indemnification pursuant to Paragraph 11.1 above, or b) from GSI's gross negligence, wilful or intentional misconduct and arising as a consequence of GSI providing services pursuant to this Agreement.

     11.3 Retailer shall have sole control of any defense of any claim made pursuant to Section 11.1 above, but GSI shall cooperate with Retailer in providing such defense.

     11.4 GSI shall have sole control of any defense of any claim made pursuant to Section 11.2 above, but Retailer shall cooperate with Retailer in providing such defense.

     11.5 Any party seeking indemnification shall notify the other party as soon as possible after such party seeking indemnification becomes aware of the claim.

12.  INSURANCE
     ---------

     12.1 GSI, at its expense, shall maintain in full force and effect products liability insurance coverage for merchandise sold on Retailer's Web Site. Such policy shall insure Retailer and name GSI as an additional insured.

     12.2 GSI shall deliver to Retailer certificates of insurance which stipulate that no less than ten days notice will be given to Retailer prior to the termination of the policy.

13.  RETAILER'S FRANCHISEES
     ----------------------

     The Retailer has both company owned and franchised locations. The Retailer represents and warrants to GSI that its franchise agreements prohibit its franchisees from selling merchandise on the Internet. The Retailer shall enforce all its rights under its franchise agreements to prevent its franchisees from selling merchandise on the Internet. In addition, the Retailer shall use its best efforts to obtain the same Complete URL Integration from its franchisees as the Retailer is introducing in all of its marketing and communications.

14.  TERMINATION
     -----------

     14.1 Termination for Cause by Either Party.  This Agreement may be
          -------------------------------------
          terminated by either party in the event of any material breach of any of the terms and conditions of this Agreement by the other party which breach continues in effect after the breaching party has been provided with written notice of breach and ninety (90) days to cure such breach and fails to cure such breach. As used herein, "material breach" shall mean a failure by a party to this Agreement to perform any of its obligations the effect of which would substantially impair the value of this Agreement to the other party. By way of example only and not by way of limitation, GSI's failure to operate the Retailer's Web Site according to commercially reasonable standards as they are established today and as they may continue to develop during the Term of this Agreement or failure to provide customer service equivalent to that provided by other reputable on line retailers, or any of its representations or warranties being materially false or misleading at the time given, would be a material breach of this Agreement by GSI. Retailer's failure to comply with its obligations pursuant to Section 5 above, or failure to provide GSI with the Retailer Content necessary to construct and/or maintain the Retailer's Web Site, would be a material breach of the Retailer's obligations under this Agreement.

     14.2 Termination for Cause Only by GSI.  GSI may terminate this Agreement
          ---------------------------------
          by giving sixty days prior written notice to Retailer of its election to terminate upon the occurrence of any of the following events:

          a. any representation or warranty contained herein becomes materially false or misleading; or

          b. a material change in the Retailer's business or business policies as determined by GSI in its sole reasonable judgment; or

     14.3 Termination Without Cause by Either Party.  In the absence of a
          -----------------------------------------
          material breach, this Agreement may only be terminated by the expiration of the Term, as may be extended pursuant to Section 2.3 above.

15.  LIMITATIONS UPON LIABILITY
     --------------------------

     UNDER NO CIRCUMSTANCES SHALL GSI BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES ARISE OUT OF CONTRACTUAL, NEGLIGENCE OR OTHER LEGAL THEORIES) ARISING FROM OR RELATED TO RETAILER'S OR RETAILER'S CUSTOMERS' USE OF OR INABILITY TO ACCESS ANY PART OF THE INTERNET OR RETAILER'S OR RETAILER'S CUSTOMERS' RELIANCE ON OR USE OF INFORMATION, SERVICES OR MERCHANDISE PROVIDED ON OR THROUGH THE WEB SITE OR THE SERVICES, OR THAT RESULT FROM MISTAKES, OMISSIONS, INTERRUPTIONS, LOSS, THEFT, OR DELETION OF FILES, ERRORS, DEFECTS, DELAYS IN OPERATION, OR TRANSMISSION, OR ANY FAILURE OF PERFORMANCE. IN NO EVENT SHALL GSI BE LIABLE UNDER THIS AGREEMENT FOR AN AMOUNT THAT EXCEEDS, IN THE AGGREGATE THE AMOUNTS PAID TO RETAILER DURING THE [*] MONTHS PRECEDING THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY. IN ADDITION, RETAILER SHALL BE ENTITLED TO SEEK EQUITABLE RELIEF FROM THE COURT. THE REMEDIES SET FORTH IN THIS ARTICLE 14 CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO RETAILER UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN ANY RESPECT FOR CLAIMS BROUGHT MORE THAN TWELVE (12) MONTHS AFTER THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY.

16.  PROPERTY RIGHTS AND OWNERSHIP
     -----------------------------

     The Retailer's Web Site shall consist of, and shall operate in conjunction with, multiple elements, all of which are subject to certain intellectual property rights. The parties' respective rights with respect to such elements shall be as set forth below. For purposes of this Agreement, the term "Ownership" shall refer to ownership of all right, title and interest in and to the respective elements, including, but not limited to, all patent, copyright, trade secret, trademark and any other similar intellectual property rights therein, as applicable.

          16.1 Retailer's URL shall be owned solely by the Retailer;

          16.2 Retailer's Web Site shall be owned solely by GSI; provided however any assets furnished to GSI by Retailer shall remain the exclusive property of Retailer and shall be returned to Retailer upon the termination of this Agreement;

          16.3 Software developed for the Retailer's Web Site, shall be owned solely by GSI, subject to any authorizations to use and approvals obtained by the Retailer and granted to GSI.

     With respect to intellectual property owned by each of them, Retailer and GSI shall both have rights associated with the ownership of intellectual property, including the right to copyright web sites and domains; provided however, that GSI acknowledges that, except with the prior written consent of the Retailer, which Retailer may withhold in its discretion, GSI shall have no right to copyright, license or trademark the Retailer's tradename, trademark or logo.

17.  GRANT OF WARRANT TO RETAILER
     ----------------------------

     Upon execution of this Agreement by Retailer, and acceptance thereof by GSI, prior to the announcement of GSI's e-commerce initiative, GSI will deliver to Retailer a warrant to purchase shares of Global Sports, Inc., the parent corporation of GSI, in accordance with the terms set forth in the Warrant Term Sheet attached hereto as Exhibit "B".

18.  GSI'S TWENTY DAY PERIOD TO EXECUTE
     ----------------------------------

     Retailer shall execute this Agreement first and deliver such executed Agreement to GSI which shall thereafter have twenty days from receipt to countersign the Agreement. During such twenty day period, Retailer shall have no right to withdraw the agreements which it executed and delivered to GSI.

19.  DISCONTINUANCE OR REGULATION OF THE INTERNET.
     ---------------------------------------------

     Retailer acknowledges and agrees that the Internet (including without limitation the Web) is a network of private and public networks, that GSI has no control over the Internet, and that GSI is not liable for the discontinuance of operation of any portion of the Internet or possible regulation of the Internet which might restrict or prohibit the operation of the Web site.

20.  FORCE MAJEURE
     -------------

     In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communications lines or networks (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

21.  WAIVER
     ------

     No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified.

22.  PRESS RELEASES
     --------------

     All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both GSI and Retailer. Unless required by law, neither GSI on the one hand, and Retailer on the other hand, shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of GSI or Retailer, respectively. With respect to any announcement that any of the parties is required by law to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other party before issuing the announcement; provided however, if either party cannot obtain the consent of the other party in a timely manner, the party required to comply with law may issue the press release or public announcement without obtaining the consent of the other party.

23.  GOVERNING LAW
     -------------

     In the event that either party commences any proceeding pursuant to this Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of Georgia (excluding the choice of law rules thereof).

24.  ASSIGNMENT
     ----------

     Retailer shall have no right to assign this Agreement without the prior written consent of GSI; provided, that Retailer shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to GSI.

     In addition, at the request of GSI, the Retailer shall establish a wholly owned subsidiary for the purpose of operating the Retailer's on line business in accordance with the terms of this Agreement, and at that time, the Retailer shall assign its rights under this Agreement to the subsidiary and the subsidiary shall assume all of the Retailer's obligations hereunder; provided however, the Retailer shall not be released from the performance of any of its obligations hereunder. GSI shall make such recommendation only if it believes, in good faith, and acting upon the advise of its regularly retained certified public accountant, that such an assignment would minimize the sales tax that may be required to be charged to the users of the Retailer's Web Site, thereby benefitting the Retailer's business.

25.  COUNTERPARTS
     ------------

     This Agreement may be signed in several counterparts, each of which shall be deemed an original, and all of which when taken together, shall be deemed a complete instrument.


26.  ENTIRE AGREEMENT
     ----------------

     This Agreement, including the Web Development Agreement, represents the entire agreement of the parties with respect to the subject matter hereof and may not be modified, except in writing, executed by all of the parties hereto. This Agreement supersedes all prior writings of the parties with respect to this subject matter.

27.  JURISDICTION
     ------------

     Should either party commence any proceeding pursuant to this Agreement, the exclusive jurisdiction and venue of any such dispute shall be in the state courts of Georgia or the United States District Court for the ______________ District of Georgia.

28.  INDEPENDENT CONTRACTORS
     -----------------------

     The relationship of the parties herein shall hereunder be that of independent contractors and nothing herein shall be construed to create a joint venture or partnership.

29.  SIGNING
     -------

     The parties executing this Agreement represents and warrants that they have full corporate authority to do so.

30.  BINDING EFFECT
     --------------

     This Agreement shall be binding upon the parties hereto, their successors and permitted assigns.

31.  HEADINGS
     --------

     Section headings contained in this Agreement are inserted for convenience or reference only and shall not be deemed to be a part of this Agreement for any other purpose.

32.  DISCLAIMER OF WARRANTIES, EXCLUDING EXPRESS WARRANTIES
     ------------------------------------------------------

     EXCEPT AS TO THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, GSI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR IN LAW WITH RESPECT TO THE CREATION AND MAINTENANCE OF THE PRODUCT AND SERVICES PROVIDED FOR HEREUNDER, AND DISCLAIMS ALL OTHER WARRANTIES. RETAILER ACKNOWLEDGES AND AGREES THAT GSI HAS NOT MADE, NOR DOES HEREBY MAKE, ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED.

33.  NOTICES
     -------

     Any notices or writings to be sent hereunder shall be in writing and shall be by personal delivery, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon the earlier of actual receipt, five (5) days after deposit in the mail, or receipt by sender of confirmation of facsimile transmission. Notices shall be sent to the following addresses (or such other address as either party may specify in writing):

          IF TO GSI:     555 South Henderson Road
                         King of Prussia, PA 19406
                         Attention: President

          Copy to:       David S. Mandel, Esq.
                         Astor Weiss Kaplan & Rosenblum, LLP
                         The Bellevue
                         Broad & Walnut Streets
                         6th Floor
                         Philadelphia, Penna., 19102

     IF TO RETAILER:     1950 Vaughn Road,
                         Kennesaw, Georgia, 30144.
                         Attention: President

          Copy to:       James W. Butler, III, Esquire
                         Arnall, Golden & Gregory, LLP
                         2800 One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia, 30309


                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Agreement with intent to be legally bound hereby, the date and year first above written.

GLOBAL SPORTS INTERACTIVE, INC.:        THE ATHLETE'S FOOT STORES, INC.:


BY: /s/ Michael Rubin                   BY: /s/ Douglas P. Haensel
   ---------------------------              ---------------------------
Title: President                        Title: Executive VP & CFO
      ------------------------                 ------------------------
Date: 3/19/99                           Date:  3/10/99
     -------------------------                -------------------------

                                   EXHIBIT A

                        WEB SITE DEVELOPMENT AGREEMENT
                        ------------------------------


     THIS Web site Development Agreement ("Agreement") dated the ____ day of ______________, 1999 (the "Services Start Date") by and between Global Sports Interactive, Inc., a Pennsylvania corporation (hereinafter referred to as "GSI") with an address of 555 South Henderson Road, King of Prussia, PA 19406 and The Athlete's Foot Group, Inc. (hereinafter referred to as "Retailer") with an address of 1950 Vaughn Road, Kennesaw, Georgia, 30144.


                              W I T N E S S E T H:


     WHEREAS, GSI and Retailer have entered into a E - Commerce Agreement pursuant to which GSI shall provided certain E - Commerce services to Retailer, including the development and maintenance of a web site; and

WHEREAS, the parties have elected to enter into this Agreement in order to set forth the terms and conditions pursuant to which GSI shall develop a web site for Retailer.

     NOW, THEREFORE, in consideration of the mutual promises and terms herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; and intending to be legally bound hereby, the parties hereto agree as follows:


1.   DEFINITIONS

     1.1 "Domain Name" means the domain name specified for the Web site by Retailer from time to time. The initial Domain Name is specified in Attachment B.

     1.2 "E-Commerce Agreement" means the E-Commerce Management Agreement by and between Retailer to which this Agreement is attached as Exhibit A.

     1.3 "Features Set" means the requirements set forth in Attachment B, as amended or supplemented in accordance with this Agreement.

     1.4 "Intellectual Property Rights" means any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

     1.5 "Milestone Delivery Schedule" means the schedule for development of the Web site set forth in Attachment B.

     1.6 "GSI Content" means all text, pictures, sound, graphics, video and other data and assets supplied by Retailer to GSI, as such materials may be modified from time to time.

     1.7 "GSI Products" means, collectively, the GSI Tools, the GSI Content and the GSI Work Product.

     1.8 "GSI Tools" means any tools, both in object code and source code form, which GSI has already developed or which GSI independently develops or licenses from a third party, excluding any tools which GSI creates pursuant to this Agreement. By way of example, GSI Tools may include, without limitation, toolbars for maneuvering between pages, search engines, Java applets, and ActiveX controls.

     1.9 "Production Schedule" shall mean the schedule agreed upon by the parties for the production of the Retailer's Web site, including the delivery of the Retailer Content and GSI Content by Retailer to GSI.

     1.10 "Retailer Content" means the Domain Name and all text, pictures, sound, graphics, video and other data and assets supplied by Retailer to GSI, as such materials may be modified from time to time.

     1.11 "Services" means the services provided by GSI hereunder to develop, host and maintain the Web site, in accordance with this Agreement.

     1.12 "Web site" means, collectively, the E - Commerce Shopping Experience and the Retailer Content made available on web pages under the Domain Name.

     1.13 "GSI Work Product" means all HTML files, Java files, graphics files, animation files, data files, technology, scripts and programs, both in object code and source code form, all documentation and any other deliverable used by GSI to create the Web site.

2.   WEB SITE DEVELOPMENT SERVICES

     2.1 Delivery of Initial Retailer Content. As soon as reasonably possible, GSI and Retailer shall agree upon a Production Schedule for the delivery by Retailer to GSI of the Retailer Content that Retailer intends for GSI to incorporate into the Web site. The parties acknowledge that Retailer will be able to deliver certain "static" information, such as store locations, promptly to GSI, and other Retailer Content, such as certain merchandise to be sold on the Retailer's Web site, at a later date closer to the Launch Date. The Retailer Content shall be in the format(s) designated by GSI as set forth on Attachment C hereto. Upon Retailer's request, GSI shall assist Retailer in the conversion of the Retailer Content into an acceptable form for use by the Web site. Any Retailer Data furnished by Retailer to GSI, shall be returned by GSI upon the termination of this Agreement.

     2.2 Web site Development Services. At no cost to Retailer, GSI shall provide design, programming and other consulting Services as specified in Attachment B to create the Web site. GSI will provide the Web site to Retailer in accordance with the Milestone Delivery Schedule.

     2.3 Project Liaisons. Each party's primary contact for development efforts shall be the project liaisons specified in Attachment B or the person otherwise designated in writing by Retailer or GSI, as the case may be.

     2.4 Acceptance. GSI shall make available final versions of the Web site for Retailer's review and acceptance. Retailer shall have ten (10) days to review and evaluate the Web site (the "Acceptance Period") to assess whether it substantially meets the Features Set. During the Acceptance Period, Retailer shall identify in writing to GSI all aspects of the Web site that do not substantially conform to the Features Set. Upon receipt of Retailer's list of non-conformities, GSI shall correct promptly all such non-conformities so that the Web site does substantially conform to the Features Set and GSI shall extend the Acceptance Period for a second ten (10) day Acceptance Period during which Retailer shall confirm that all non-conformities that were previously identified have been corrected. Notwithstanding the foregoing, the Web site shall be deemed accepted upon the earlier of: (i) its use in commerce, provided however, GSI shall not use the Retailer's Web site in commerce without the Retailer's consent, which shall not be unreasonably withheld or delayed; (ii) Retailer's failure to articulate any non-conformities during an Acceptance Period; or (iii) Retailer's acceptance of the Web site;

or (iv) GSI's demonstration that all non-conformities have been corrected.

     The acceptance procedures set forth in this Paragraph 2.4 shall also apply to any material modifications made to the Retailer's Web site during the Term of the E-Commerce Agreement. As used herein, "material modifications" shall mean alterations which significantly change the overall design of the Retailer's Web site and do not include the changes contemplated by Paragraph 3.1 c. of the E - Commerce Agreement.

3.   WEB HOSTING AND MAINTENANCE SERVICES

     Following Retailer's acceptance of the Web site pursuant to Section 2.4, GSI shall, at no cost to Retailer, provide the following web hosting and maintenance Services:

     3.1 Hosting Services. GSI shall load the Web site onto server(s) that are connected to the Internet and readily accessible via the Web through use of the Domain Names. GSI shall ensure that the Web site is functional and ready to process transactions in a reasonably efficient manner.

     3.2 Retailer Content. GSI shall upload all Retailer Content, including updates, to the Web site within seven days of delivery to GSI. Upon GSI's prior written consent, Retailer may electronically transmit or upload Retailer Content directly to the Web site.

     3.3 Maintenance Services. GSI shall maintain the Web site so that it functions in a reasonably error free manner. Upon notification of an error in the Web site or of a non-conformity between the Web site and the Features Set, whether from Retailer or from any user of the Web site, GSI shall promptly commence an investigation into the reported error, and GSI shall, upon reproducing such error, use reasonable commercial efforts to correct such error in a timely fashion. During such Maintenance Services, GSI shall ensure that the Web site is functional and ready to process transactions in a reasonably efficient manner, provided, however, GSI may, during low usage periods,
                  --------  -------
temporarily block access to the Web site to perform Web site maintenance during periodic maintenance windows.

     GSI shall use its best efforts to notify Retailer not less than forty eight hours in advance of any planned maintenance of the Retailer's Web site which will cause GSI to close down the Web site.

     In the event that GSI is forced to close the Retailer's Web site as a result of an emergency, GSI shall use its best efforts to advise Retailer of the emergency within twenty four hours after it occurs.

4.   ADDITIONAL SERVICES

     4.1 Search Engine Registration. When GSI makes the Web site available to Retailer, GSI shall register the Web Site and Domain Name with all applicable search engines, at GSI's discretion.

     4.2 Domain Name Assistance. If requested by Retailer, GSI shall cooperate with Retailer in registering the Domain Name with InterNIC. Retailer shall own all right, title and interest in and to the Domain Name and all Intellectual Property Rights related thereto. Unless otherwise specified by Retailer, GSI shall, at Retailer's expense, assist Retailer in registration of the Domain Name.

5.   CONSIDERATION

In consideration for Retailer entering into the E Commerce Agreement, at no cost to Retailer, GSI shall perform the Services set forth in this Agreement.

6.   TERM AND TERMINATION

     6.1 Term. The term of this Agreement shall be conterminous with the term of the E- Commerce Agreement. In absence of a material breach, this Agreement may only be terminated by the expiration of the term.

     6.2 Termination. Termination of this Agreement shall be governed by the terms of Article 14 of the E - Commerce Agreement.

7.   WARRANTIES AND DISCLAIMERS.

     7.1 Cross Warranties. Retailer warrants as to the Retailer Content, and GSI warrants as to the GSI Products, that any materials and updates or enhancements there to shall not: (a) infringe on the Intellectual Property Rights of any third party or any rights of publicity or privacy; (b) violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising); (c) be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) be obscene, pornographic or indecent.

     7.2 Representations and Warranties of Each Party. Each party represents and warrants to the other party that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and that it has the power and authority to enter into this Agreement and the transactions contemplated herein; (ii) the consummation of the transactions described by this Agreement shall not conflict with or result in a breach of any of the terms, provisions or conditions of its Articles of Incorporation or Bylaws, or any statute or administrative regulation or of any order, writ, injunction, judgment or decree of any court, regulatory or governmental authority or of any agreement or instrument to which it is a party or by which it is bound or constitute a default thereunder; and (iii) this Agreement has been duly authorized, executed and delivered by it and this Agreement is valid, enforceable and binding upon each party in accordance with its terms.

     7.3 Year 2000. GSI warrants that the Web site shall not suffer any material adverse effect as a result of a failure in any GSI Work Product or GSI Tools to be Y2K Compliant. A product or service which is "Y2K Compliant" is one that provides accurate results using data having date ranges spanning from January 1, 1980 through December 31, 2019 (the "Y2K Period"). By way of example and not of limitation, "Y2K Compliant" means, with respect to a product or service, that it can currently and shall, during the Y2K Period, continue to (a) manage and manipulate data involving all dates within the Y2K Period (including the fact that the year 2000 is a leap year) without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates within the Y2K Period without inaccurate results related to such dates;
(c) have user interfaces and data fields formatted to distinguish between dates within the Y2K Period; and (d) accurately identify and either reject or correct invalid date data during the Y2K Period. Provided a party otherwise complies with this Section 7.4, it will not be liable to the other party for any failure to perform obligations under this Agreement to the extent such failure arises from a failure to be Y2K Compliant that (1) affects the non-performing party's customers or suppliers or (2) is beyond its reasonable control (e.g., a failure
                                                                ---
to be Y2K Compliant affecting a governmental entity).

     7.4 Disclaimer. THE WARRANTIES MADE IN THIS SECTION 7 ARE MADE IN LIEU OF ALL OTHER EXPRESS WARRANTIES, WHETHER ORAL OR WRITTEN AND EXCEPT AS SET FORTH IN THIS SECTION 7, GSI MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.   OWNERSHIP

     8.1 Ownership of GSI Products. Retailer hereby acknowledges and agrees that as between Retailer and GSI, GSI owns all right, title and interest in and to the GSI Products and all applicable Intellectual Property Rights thereto. This Agreement confers no ownership interest in the GSI Products to Retailer.

     8.2  Ownership of Retailer Content.   GSI hereby acknowledges and agrees
that as between GSI and Retailer, Retailer owns all right, title and interest in and to the Retailer Content and all applicable Intellectual Property Rights thereto. Except for a limited non-exclusive license during the term to use the Retailer Content solely to perform its obligations hereunder, this Agreement confers no ownership interest in the Retailer Content to GSI.

9.   LIMITATION UPON LIABILITY.

       UNDER NO CIRCUMSTANCES SHALL GSI BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES ARISE OUT OF CONTRACTUAL, NEGLIGENCE OR OTHER LEGAL THEORIES) ARISING FROM OR RELATED TO RETAILER'S OR RETAILER'S CUSTOMERS' USE OF OR INABILITY TO ACCESS ANY PART OF THE INTERNET OR RETAILER'S OR RETAILER'S CUSTOMERS' RELIANCE ON OR USE OF INFORMATION, SERVICES OR MERCHANDISE PROVIDED ON OR THROUGH THE WEB SITE OR THE SERVICES, OR THAT RESULT FROM MISTAKES, OMISSIONS, INTERRUPTIONS, LOSS, THEFT, OR DELETION OF FILES, ERRORS, DEFECTS, DELAYS IN OPERATION, OR TRANSMISSION, OR ANY FAILURE OF PERFORMANCE. IN NO EVENT SHALL GSI BE LIABLE UNDER THIS AGREEMENT FOR AN AMOUNT THAT EXCEEDS, IN THE AGGREGATE THE AMOUNTS PAID TO RETAILER DURING THE [*] MONTHS PRECEDING THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY. THE REMEDIES SET FORTH IN THIS SECTION 9 CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO RETAILER UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN ANY RESPECT FOR CLAIMS BROUGHT MORE THAN TWELVE (12) MONTHS AFTER THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY.

10.  INDEMNITY.

     10.1 Retailer Indemnity. Subject to Section 10.3, Retailer shall defend, indemnify and hold GSI harmless against any third party claim, action, suit or proceeding: (i) Retailer's gross negligence, willful or intentional misconduct; or (ii) any breach by Retailer of the warranties set forth in Sections 7.1 or 7.2.

     10.2 GSI Indemnity. Subject to Section 10.3, GSI shall defend, indemnify and hold Retailer harmless against any third party claim, action, suit or proceeding: (i) GSI's gross negligence, willful or intentional misconduct; or (ii) any breach by GSI of the warranties set forth in Sections 7.1 or 7.2.

     10.3 Mechanic of Indemnities. The indemnifying party's obligations are conditioned upon the indemnified party: (a) giving the indemnifying party prompt written notice of any claim, action, suit or proceeding for which the indemnified party is seeking indemnity; (b) granting control of the defense and settlement to the indemnifying party; and (c) reasonably cooperating with the indemnifying party at the indemnifying party's expense

11.  MISCELLANEOUS.

     11.1 Incorporation of Certain Provisions of the E-Commerce Agreement. Sections 7, 8, 12, and Sections 18 through 30, inclusive, of the E-Commerce Agreement are hereby incorporated in their entirety into this Agreement.

     11.2 Interpretation of Agreements. With respect to the subject matter hereof, the E-Commerce Agreement shall control any conflict between the terms of this Agreement and the E-Commerce Agreement.

     11.3 Definitions. Any terms not specifically defined in this Agreement shall be construed in accordance with the definitions given such terms in the E-Commerce Agreement, or if such terms are not defined in the E-Commerce Agreement, then such terms shall be construed in accordance with their every day, common meaning.


     IN WITNESS WHEREOF, each of the parties have caused their duly authorized representatives to enter into this Agreement to be effected on the Services Start Date.

GLOBAL SPORTS INTERACTIVE, INC.:    THE ATHLETE'S FOOT STORES, INC.:

By: /s/ Michael Rubin               By: /s/ Douglas P. Haensel
    --------------------------         ----------------------------
Title: President                    Title: Executive VP & CFO
      ------------------------            -------------------------
Date: 3/19/99                       Date: 3/10/99
      ------------------------
Name: Michael G. Rubin              Name: Douglas P. Haensel
      ------------------------            -------------------------
      (Please type or print)              (Please type or print)

                                 ATTACHMENT A


                         RETAILER'S ASSET REQUIREMENTS


Product Assets

Elements: Product Assets should include names, UPCs and prices. No product photography or description are required.


Store Locations

Store location information should include address, phone number and fax numbers.


Corporate Assets

Corporate Assets may include the following:
 .    Press Releases
 .    Frequently Asked Questions
 .    Contact Information
 .    Jobs Information
 .    Community Programs Information
 .    Annual Reports
 .    Corporate Identity materials including logo

All above information may be submitted at the retailer's discretion, excluding the corporate identity materials and logos, which are mandatory.

                                 Attachment B

                               (TO BE COMPLETED)


Domain Name:

Format of Retailer Content:

Project Liaisons:
          For GSE.C:                          For Retailer:

FEATURES SET
------------

     1.   PRODUCT SEARCH
     2.   BROWSE CATEGORIES
     3.   RECOMMENDATION TOOLS
     4.   ADVANCE PRODUCT PRESENTATION
     5.   SHOPPING CART
     6.   GIFT GIVING FUNCTIONALITY
     7.   REMOTE PUBLISHING TOOLS FOR HUMAN RESOURCES AND PRESS    ROOM
     8.   SALES TAX CONFIGURATION
     9.   PRODUCT REVIEWS
     10.  24/7 CUSTOMER SUPPORT
     11.  AFFILIATE PROGRAM FUNCTIONALITY
     12.  ON LINE GIFT CERTIFICATES
     13.  LAND BASED STORES GIFT CERTIFICATES
     14.  STORE LOCATOR
     15.  FINANCIAL INFORMATION
     16.  FREQUENTLY ASKED QUESTIONS
     17.  COMMUNITY PROGRAMS
     18.  COMPANY PROFILE
     19.  ON LINE ORDER STATUS


MILESTONE DELIVERY SCHEDULE:
---------------------------

TASK                                     ESTIMATED COMPLETION DATE
----                                     -------------------------

DISCOVERY AND PLANNING                   MARCH 15, 1999
COMMENCE ENGINE ENGINEERING              JULY 31, 1999
ESTABLISH FULFILLMENT CAPABILITIES       APRIL 30, 1999
RETAILER WEB SITE DEVELOPMENT            JULY 31, 1999
QUALITY CONTROL REVIEW AND REVISIONS     AUGUST 21, 1999
ALPHA TESTING                            SEPTEMBER 1, 1999
BETA  (SOFT LAUNCH)                      SEPTEMBER 30, 1999
WEB SITE LAUNCH TO GENERAL PUBLIC        OCTOBER 1 - DECEMBER 1,1999
MEDIA AND PROMOTIONS                     OCTOBER 1 - DECEMBER 1,1999

                                 ATTACHMENT C

                          ASSET SUBMISSION GUIDELINES

This section details how to submit assets.

Source Assets and Final Assets
-----------------------------------------------------------------------------

We require source files for all assets. This means if an image is originally constructed as a layered RGB Photoshop file at 100x500 pixels, we need that file, even if the final file is a flattened 4-bit GIF at 20x100.

We allow the submission of final assets in some cases, but only by prior arrangement and only in addition to an up-to-date source file. All submitted assets are subject to review and verification by production staff.

Media and Format
-----------------------------------------------------------------------------

We routinely receive assets in the following media and formats.

Digital Media
-----------------------------------------------------------------------------

     Media:
     SyQuest 44mb, 88mb, 200mb, CD-ROM (including PhotoCD), Zip, Jaz, 3.5" floppy.

     Format:
     Win16, Win-32, or Macintosh

     File Formats:
     Text:  Raw, MS Word 95, RTF, HTML

     Bitmap Graphics:
     Photoshop, TIFF, PCD (PhotoCD), EPS, PICT (JPEG and GIF for final files only and only along with source files)

     PostScript Graphics:
     EPS, Illustrator (7.0 preferred)

     Video:
     QuickTime

     Audio:
     WAV, AIFF, MIDI

Non-Digital Media
------------------------------------------------------------------------------

Contact us to discuss needs and capabilities before submitting any non-digital assets.


Asset Submission
------------------------------------------------------------------------------

We prefer to receive assets via FTP (file transfer protocol) although we gladly accept assets via standard package delivery services (i.e., FedEx, USPS, UPS, etc.).

Submission via FTP

FTP Area:  ftp.globalsportsinteractive.com

Assets should be left in "Incoming" which is a level below the initial directory. Once assets have been transferred, e-mail confirmation is required.

Submission via Package Delivery

If you wish to submit assets via standard package delivery services, please address the package to this address:

Address TBD

If you are submitting hard assets like brochures, photographs, etc. please be sure to ship them in a reinforced container to prevent damage to the assets while in transit.

If you are submitting digital media like SyQuests, Zip disks, Jaz disks, etc., be sure to ship them in a well-padded, reinforced container.

                     SCHEDULE 1 TO E - COMMERCE AGREEMENT
                     ------------------------------------

                  RETAILER'S TRADEMARKS, TRADENAMES AND LOGOS
                 --------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
COUNTRY             MARK NAME                                         CLASS/DESCRIPTION                               APPL'N NO./
                                                                                                                      FILING DATE

-----------------------------------------------------------------------------------------------------------------------------------
U.S.A.     Footprints Design                      42--retail shoe stores.                                             74/716,312
                                                                                                                      8/16/95

U.S.A.     Make It Fly                            35--retail store services featuring footwear and clothing.          75/309,378
                                                                                                                      6/16/97
U.S.A.     Nobody Knows The Athlete's Foot        42--retail athletic clothing and footwear store services.           74/647,424
           Like The Athlete's Foot                                                                                    3/16/95

U.S.A.     Old Winged Foot Design                 25--athletic footwear.                                              75/199,624
                                                                                                                      11/18/96
U.S.A.     Old Winged Foot Design                 25--t-shirts, warm-up suits, tennis suits, running or jogging       74/267,064
                                                  suits, socks, headwear, wrist bands, athletic jerseys, golf         4/20/92
                                                  shirts, running shorts and running singlets.

U.S.A.     Old Winged Foot Design                 42--retail athletic clothing and footwear store services.           74/375,449
                                                                                                                      5/5/93
U.S.A.     Sports Wrap                            42--retail athletic clothing and footwear store services.           74/419,293
                                                                                                                      8/2/93
U.S.A.     The Athlete's Foot                     42--retail athletic clothing and footwear store services.           73/813,640
                                                                                                                      7/20/89
U.S.A.     The Athlete's Foot                     35--rendering assistance in connection with the establishment       15,491
                                                  and/or operation of retail stores for selling athletic shoes,       3/11/74
                                                  and athletic clothing, which stores do business under the
                                                  prominently displayed term "The Athlete's Foot"

---------------------------------------------------------
COUNTRY             MARK NAME                  REG. NO./
                                               REG. DATE

---------------------------------------------------------
U.S.A.     Footprints Design                   1,988,625
                                               7/23/96

U.S.A.     Make It Fly                         2,193,462
                                               10/6/98
U.S.A.     Nobody Knows The Athlete's Foot     1,953,326
           Like The Athlete's Foot             1/30/96

U.S.A.     Old Winged Foot Design              2,201,976
                                               11/3/98
U.S.A.     Old Winged Foot Design              1,781,509
                                               7/13/93

U.S.A.     Old Winged Foot Design              1,821,855
                                               2/15/94
U.S.A.     Sports Wrap                         1,889,497
                                               4/11/95
U.S.A.     The Athlete's Foot                  1,631,948
                                               1/15/91
U.S.A.     The Athlete's Foot                  1,094,685
                                               6/27/78

-----------------------------------------------------------------------------------------------------------------------------------
COUNTRY        MARK NAME                           CLASS/DESCRIPTION                                       APPL'N NO./    REG. NO./
                                                                                                           FILING DATE    REG. DATE
------------------------------------------------------------------------------------------------------------------------------------
U.S.A.     The Athlete's Foot         25--athletic wear such as t-shirts, warm-up suits, tennis suits,      73/282,193   1,634,135
                                      running and jogging suits, socks, headwear, wrist bands, jerseys      10/17/80     2/5/91
                                      and shirts sold through stores specializing in the sale of athletic shoes and clothing.

U.S.A.     The Athlete's Foot         25--athletic footwear.                                                74/592,031   2,209,347
                                                                                                            10/28/94     12/8/98
U.S.A.     The Athlete's Foot and     42--retail athletic clothing and footwear store services.             73/816,593   1,632,670
           Old Winged Foot Design                                                                           8/1/89       1/22/91

U.S.A.     The Athlete's Foot and     25--t-shirts, warm-up suits, tennis suits, running or jogging suits,  74/028,604   1,631,686
           Old Winged Foot Design     socks, headwear, wrist bands, athletic jerseys, golf shirts, running  2/13/90      1/15/91
                                      shorts and running singlets.

U.S.A.     The Athlete's Foot and     41--providing a web site featuring educational information about      75/506,670
           Old Winged Foot Design     Applicant's business and about athletic footwear and associated       6/22/98
                                      physical and sporting activities

U.S.A.     The Locker Room            35--retail store services.                                            75/639,474
                                                                                                            2/5/99

                 SCHEDULE 2 TO E-COMMERCE MANAGEMENT AGREEMENT

TYPE OF ON LINE     RETAILER'S OPERATING    MANAGEMENT        COST OF GOODS
  MERCHANDISE             INCOME               FEE             TO RETAILER

IN LINE                   [*]                [*]                       [*]

SPECIAL MAKE-UPS          [*]                [*]                       [*]

CLOSEOUTS                 [*]                [*]                       [*]

MARKDOWNS                 [*]                [*]                       N/A

LAND BASED GIFT
CERTIFICATES              [*]**              [*]                       N/A

ON LINE GIFT

CERTIFICATES***           [*]****            [*]                       [*]




   * Retailer supplies markdown inventory

  ** Retailer supplies gift certificates

 *** Excluding those redeemed for Markdowns, which shall be treated as a sale of Markdowns as indicated above,

**** GSI supplies gift certificate, and Retailer purchases inventory from GSI at such time as the certificate is purchased

                                   EXHIBIT "B"

                               WARRRANT TERM SHEET

1.  Grant of Warrants       As part of its E-Commerce Initiative, Global Sports,
                            Inc. ("Global") intends to provide all sporting goods and/or athletic footwear and apparel retailers who execute a contract with Global to become part of Global's E-Commerce Initiative (the "Retailers") prior to the public announcement of such initiative the opportunity to receive warrants to purchase shares of Global common stock based on the terms and conditions outlined in this Term Sheet.


2.  Amount of Warrants      Warrants will be granted for a total exercise amount
                            of [*]. Each Retailer will receive a warrant to purchase its pro rata share of the total exercise amount based on the proportion that such Retailer's net sales (including sales by such Retailer's franchisees, if any) for its most recent fiscal year bears to the total net sales of all Retailers participating in the E-Commerce Initiative
                            (including sales by all such Retailers' franchisees, if any).

3.  Security                Warrant to purchase Global common stock. The period
                            during which the warrant may be exercised will be one year from the date of public announcement of Global's E-Commerce Initiative. The warrant and the shares of common stock issuable upon exercise of the warrant will be offered and sold to the Retailers pursuant to an exemption from the Securities Act of 1933, as amended. As a result, such shares will be restricted securities within the meaning of that Act, and the resale of such shares will be subject to certain restrictions, including a one year holding period.

4. Warrant Exercise Price   The warrant exercise price will be equal to the
                            average of the closing bid and asked prices for a share of Common Stock for the 20 trading days ending on the trading day immediately preceding the public announcement of Global's E-Commerce Initiative.

5. Issuance of Warrants     Global will issue the warrants to participating
                            Retailers effective as of the public announcement of Global's E-Commerce Initiative which is expected to occur by March 31, 1999.

6.  Confidentiality         This Term Sheet is not to be disclosed to any party
                            other than the employees or advisors of the Retailers receiving this Term Sheet who need to know the terms set forth herein for the purpose of evaluating such Retailer's participation in Global's
                            E-Commerce Initiative.

7.  Other                   This Term Sheet is only intended to serve as a
                            general outline of the major terms of Global's proposed grant of warrants in accordance with the terms and conditions set forth herein. This Term
                            Sheet does not constitute an offer or sale of the shares by Global. This Term Sheet does not constitute a commitment or binding agreement to grant such securities. such commitment or binding agreement can only be created by definitive agreements which will need to be negotiated and executed.